Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On April 1, 2015, U.S. Concrete, Inc. (“U.S. Concrete”, the "Company", "we", "us", or "our") completed an acquisition of all of the issued and outstanding shares of capital stock of Ferrara Bros. Building Materials Corp., a New York corporation ("Ferrara Bros. Building Materials"). We acquired the equity of Ferrara Bros. Building Materials for consideration consisting of (i) $45.0 million in cash, (ii) 442,225 shares of our common stock, calculated in accordance with the terms of the share purchase agreement ("SPA") dated April 1, 2015, and valued at approximately $15.1 million on the date of issuance; plus (iii) potential incentive awards in the form of equity of up to $35.0 million based on the achievement of certain EBITDA thresholds ("Incentive Award"), as defined in the SPA, over a four-year period beginning in 2017.
The unaudited pro forma condensed combined balance sheets as of March 31, 2015 is prepared on a pro forma basis to give effect to the acquisition as if it was completed on March 31, 2015, and combines the historical balance sheets of U.S. Concrete and Ferrara Bros. Building Materials as of March 31, 2015 and January 31, 2015, respectively. The unaudited pro forma condensed combined income statements for the three months ended March 31, 2015 is presented as if the acquisition had occurred on January 1, 2014, and combines the historical results of U.S. Concrete and Ferrara Bros. Building Materials for the quarter ended March 31, 2015 and January 31, 2015, respectively. The unaudited pro forma condensed combined income statements for the year ended December 31, 2014 is presented as if the acquisition had occurred on January 1, 2014, and combines the historical results of U.S. Concrete for the year ended December 31, 2014 and the historical results of Ferrara Bros. Building Materials for the year ended October 31, 2014.
The following unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with:

•	the audited financial statements of U.S. Concrete for the year ended December 31, 2014, as filed with U.S. Concrete’s Form 10-K for the year ended December 31, 2014;

•	the unaudited condensed consolidated financial statements of U.S. Concrete, filed with U.S. Concrete’s Form 10-Q for the quarterly period ended March 31, 2015;

•
the audited consolidated financial statements of Ferrara Bros. Building Materials Corp. and Affiliate for the year ended October 31, 2014, included as Exhibit 99.1 to this Current Report on Form 8-K/A; and

•	the unaudited consolidated financial statements of Ferrara Bros. Building Materials Corp. and Affiliate as of January 31, 2015, included as Exhibit 99.2 to this Current Report on Form 8-K/A.

 The unaudited pro forma condensed combined financial information has been prepared pursuant to the requirements of Article 11 of Regulation S-X, to give effect to the completed acquisition, which has been accounted for as a purchase business combination in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 805, “ Business Combinations.” The assumptions, estimates, reclassifications and adjustments herein have been made solely for purposes of developing the unaudited pro forma condensed combined financial information and are based upon available information and certain assumptions that we believe are reasonable. The related purchase accounting is preliminary and is subject to change.
Assumptions underlying the pro forma adjustments necessary to reasonably present this unaudited pro forma condensed combined financial information are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed combined financial information. The pro forma adjustments described in the accompanying notes have been made based on available information and, in the opinion of management, are reasonable.
A full and detailed valuation of Ferrara Bros. Building Materials’ assets and liabilities is being completed and a significant portion of the purchase price allocation is preliminary at this time. The total purchase price, excluding the Incentive Award, has been allocated to certain assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values as of the completion of the acquisition except for, but not limited to, plant, property, and equipment and intangible assets. As the fair value of the assets acquired and liabilities assumed is still being determined, the unaudited pro forma condensed combined income statements do not reflect the effects of including items expected to have a continuing impact on the consolidated results such as depreciation and amortization on acquired tangible and intangible assets. The purchase price allocation is subject to the final determination of the fair values of assets acquired and liabilities assumed and, therefore, that allocation and the resulting effect on income from operations may differ materially from the unaudited pro forma amounts included herein.

The unaudited pro forma condensed combined income statements for the three months ended March 31, 2015 and the year ended December 31, 2014 do not include non-recurring items such as legal and professional fees related to the acquisition. These legal and professional fees amounted to $0.1 million during the three months ended March 31, 2015 and $0.3 million during the year ended December 31, 2014.
The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma condensed combined income statements, expected to have a continuing impact on the consolidated results of operations. Additionally, the unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. Therefore, the unaudited pro forma condensed combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the dates indicated and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

U.S. CONCRETE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
March 31, 2015
(in thousands)

	Historical		Pro Forma
	U.S. Concrete	Ferrara Bros. Building Materials (1)	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$7,386	$845	$(90)	A
			(4,000)	B	$4,141
Accounts receivable, net of allowances	114,266	15,438	(53)	A	129,651
Inventories	30,588	1,641	(105)		32,124
Deferred income taxes	2,647	—	—		2,647
Prepaid expenses	7,582	461	(405)	A	7,638
Other receivables	5,379	357	—		5,736
Assets held for sale	4,523	—	—		4,523
Other current assets	303	447	(15)	A	735
Total current assets	172,674	19,189	(4,668)		187,195
Property, plant and equipment, net	187,917	9,773	(9,773)	C	187,917
Goodwill	54,569	—	50,405	D	104,974
Intangible assets, net	29,343	—	—		29,343
Other assets	7,760	432	(222)	A	7,970
Total assets	$452,263	$29,394	$35,742		$517,399
LIABLITIES AND EQUITY
Current liabilities:
Accounts payable	$38,982	$5,463	$(20)	A	$44,425
Accrued liabilities	50,331	2,625	(1,897)	A	51,059
Current maturities of long-term debt	6,338	5,425	(5,425)	A	6,338
Derivative liabilities	36,745	—	—		36,745
Liabilities held for sale	1,270	—	—		1,270
Total current liabilities	133,666	13,513	(7,342)		139,837
Long-term debt, net of current portion	215,057	4,127	(4,127)	A
			41,000	B	256,057
Other long-term obligations and deferred credits	4,980	—	—		4,980
Deferred income taxes	7,102	—	—		7,102
Total liabilities	$360,805	$17,640	$29,531		$407,976

(1)    Certain reclassifications were made to conform to U.S. Concrete's financial statement presentation.

See accompanying notes to unaudited pro forma condensed combined financial statements.

U.S. CONCRETE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS (continued)
March 31, 2015
(in thousands)

	Historical		Pro Forma
	U.S. Concrete	Ferrara Bros. Building Materials (1)	Adjustments		Combined
Equity:
Preferred stock	$—	$—	$—		$—
Common stock / Members units	15	25	2,852	A,B,C,D,E	2,892
Additional paid-in capital	157,609	—	15,088	B	172,697
Accumulated deficit	(53,227)	13,420	(13,420)	A	(53,227)
Accumulated other comprehensive loss	—	(908)	908	A	—
Treasury stock, at cost	(12,939)	—	—		(12,939)
Total stockholder's equity	91,458	12,537	5,428		109,423
Noncontrolling interest	—	(783)	783	E	—
Total stockholders' equity attributable to stockholders	91,458	11,754	6,211		109,423
Total liabilities and equity	$452,263	$29,394	$35,742		$517,399

(1)    Certain reclassifications were made to conform to U.S. Concrete's financial statement presentation.

See accompanying notes to unaudited pro forma condensed combined financial statements.

U.S. CONCRETE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
Year Ended December 31, 2014
($ in thousands, except share and per share amounts)

	Historical		Pro Forma
	U.S. Concrete	Ferrara Bros. Building Materials (1)	Adjustments		Combined
Revenue	$703,714	$62,055	$(262)	F	$765,507
Cost of goods sold before depreciation, depletion and amortization	573,318	57,082	(809)	F	629,591
Selling, general and administrative expenses	61,850	6,200	(737)	G
			(277)	H	67,036
Depreciation, depletion and amortization	23,849	2,421	(2,421)	I	23,849
Gain on sale of assets	(625)	—	—		(625)
Income (loss) from operations	45,322	(3,648)	3,982		45,656
Interest expense, net	(20,431)	(163)	163	I
			(980)	K	(21,411)
Derivative loss	(3,556)	—	—		(3,556)
Gain on early extinguishment of debt	11	—	—		11
Other income, net	2,385	316	(57)	L	2,644
Income (loss) from continuing operations before income taxes	23,731	(3,495)	3,108		23,344
Income tax expense (benefit)	2,156	(21)	—		2,135
Income from unconsolidated joint venture	—	(679)	—		(679)
Income (loss) from continuing operations	21,575	(2,795)	3,108		21,888
Loss from discontinued operations, net of taxes	(993)	—	—		(993)
Net income (loss)	20,582	(2,795)	3,108		20,895
Add: net loss attributable to noncontrolling interest	—	510	(510)	M	—
Net income (loss) attributable to stockholders	$20,582	$(2,285)	$2,598		$20,895

Basic income (loss) per share:
Income from continuing operations	$1.59				$1.57
Loss from discontinued operations, net of taxes	(0.07)				(0.07)
Net income per share — basic	$1.52				$1.50

Diluted income (loss) per share:
Income from continuing operations	$1.55				$1.53
Loss from discontinued operations, net of taxes	(0.07)				(0.07)
Net income (loss) per share — diluted	$1.48				$1.46

Weighted average shares outstanding:
Basic	13,541		442	N	13,983
Diluted	13,898		442	N	14,340
(1)    Certain reclassifications were made to conform to U.S. Concrete's financial statement presentation.

See accompanying notes to unaudited pro forma condensed combined financial statements.

U.S. CONCRETE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
Quarter Ended March 31, 2015
($ in thousands, except share and per share amounts)

	Historical		Pro Forma
	U.S. Concrete	Ferrara Bros. Building Materials (1)	Adjustments		Combined
Revenue	$171,338	$13,000	$(48)	F	$184,290
Cost of goods sold before depreciation, depletion and amortization	139,786	12,439	(147)	F	152,078
Selling, general and administrative expenses	18,064	1,774	(212)	G
			(87)	H	19,539
Depreciation, depletion and amortization	8,279	672	(672)	I	8,279
Gain on sale of assets	(63)	—	—		(63)
Income (loss) from operations	5,272	(1,885)	1,070		4,457
Interest expense, net	(5,153)	(69)	69	J
			(245)	K	(5,398)
Derivative loss	(11,499)	—	—		(11,499)
Other income, net	599	9	—		608
Income (loss) from continuing operations before income taxes	(10,781)	(1,945)	894		(11,832)
Income tax (benefit) provision	(74)	5	—		(69)
Income from unconsolidated joint venture	—	(85)	—		(85)
Income (loss) from continuing operations	(10,707)	(1,865)	894		(11,678)
Income from discontinued operations, net of taxes	223	—	—		223
Net income (loss)	(10,484)	(1,865)	894		(11,455)
Add: net loss attributable to noncontrolling interest	—	69	(69)	M	—
Net income (loss) attributable to stockholders	$(10,484)	$(1,796)	$825		$(11,455)

Basic and diluted (loss) income per share:
Loss from continuing operations	$(0.79)				$(0.84)
Income from discontinued operations, net of taxes	0.02				0.02
Net loss per share — basic and diluted	$(0.77)				$(0.82)

Weighted average shares outstanding:
Basic and diluted	13,560		442	N	14,002

(1)    Certain reclassifications were made to conform to U.S. Concrete's financial statement presentation.

See accompanying notes to unaudited pro forma condensed combined financial statements.

U.S. CONCRETE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
($ in thousands)

1.    Description of Transaction
On April 1, 2015, U.S. Concrete completed an acquisition of all of the issued and outstanding shares of capital stock of Ferrara Bros. Building Materials for consideration consisting of (i) $45.0 million in cash, (ii) 442,225 shares of our common stock, calculated in accordance with the terms of the SPA dated April 1, 2015, and valued at approximately $15.1 million on the date of issuance; plus (iii) the potential Incentive Award. U.S. Concrete funded the purchase through a combination of $4.0 million of cash on hand and a $41.0 million draw on its revolving credit facility.
Ferrara Bros. Building Materials manufactures and sells building materials, primarily ready-mixed concrete, to firms in the construction industry with substantially all of its sales occurring in the New York City area.

2.    Basis of Pro Forma Presentation

The pro forma financial statements have been derived from the historical consolidated financial statements of U.S. Concrete and Ferrara Bros. Building Materials. Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma financial statements. Certain reclassifications have been made to the historical financial statements of Ferrara Bros. Building Materials to conform with U.S. Concrete's presentation.
The unaudited pro forma condensed combined balance sheetss as of March 31, 2015 is prepared on a pro forma basis to give effect to the acquisition as if it was completed on March 31, 2015, and combines the historical balance sheets of U.S. Concrete and Ferrara Bros. Building Materials as of March 31, 2015 and January 31, 2015, respectively.
The unaudited pro forma condensed combined income statements for the three months ended March 31, 2015 is presented as if the acquisition had occurred on January 1, 2014, and combines the historical results of U.S. Concrete and Ferrara Bros. Building Materials for the quarter ended March 31, 2015 and January 31, 2015, respectively. The unaudited pro forma condensed combined income statements for the year ended December 31, 2014 is presented as if the acquisition had occurred on January 1, 2014, and combines the historical results of U.S. Concrete for the year ended December 31, 2014 and the historical results of Ferrara Bros. Building Materials for the year ended October 31, 2014.

Under the acquisition method of accounting, the total consideration transferred will be allocated to Ferrara Bros. Building Materials' assets acquired and liabilities assumed based on the estimated fair value of Ferrara Bros. Building Materials' tangible and intangible assets and liabilities as of the beginning of business on April 2, 2015 and using estimates as described in the introduction to these unaudited pro forma condensed combined financial statements as follows:

3.    Purchase Price Allocation

Estimated Preliminary Consideration Allocation

Current assets, including cash and cash equivalents of $0.0 million	$15,888
Other assets	299
Total assets acquired	16,187
Current liabilities assumed	(6,504)
Goodwill	50,405
Consideration paid	$60,088

The amounts above are considered preliminary and are subject to change once U.S. Concrete completes its determination of the fair value of assets acquired and liabilities assumed. Thus these amounts are subject to refinement, as additional adjustments to record fair value of all assets acquired and liabilities assumed will be required, including, but not limited to, property, plant and equipment, intangible assets, and the Incentive Award.

4.    Description of Pro Forma Adjustments

Adjustments to the unaudited pro forma condensed combined balance sheets

A.	This adjustment represents the elimination of Ferrara Bros. Building Materials non-acquired assets, liabilities and equity.

B.
U.S. Concrete used $4.0 million of cash on hand; $41.0 million of borrowings on its revolving credit facility; and 442,225 shares of our common stock valued at approximately $15.1 million to fund the acquisition. This adjustment reflects the cash paid, total borrowings on the Company's revolving credit facility and the value of the shares of U.S. Concrete stock issued.

C.	This adjustment reflects the elimination of Ferrara Bros. Building Materials property, plant and equipment as the fair value of the acquired property, plant and equipment is still being determined.

D.
As the fair value of the assets acquired and liabilities assumed is still being determined, a significant portion of the total purchase consideration paid at close has been recorded against goodwill. The fair value of the Incentive Award has not been determined yet and is not reflected in the total consideration paid.

E.
This adjustment reflects the reversal of the noncontrolling interest's equity elimination relating to Ferrara Bros. Building Materials variable interest in 160 East 22nd Terminal LLC which is now a wholly owned subsidiary of U.S. Concrete.

Adjustments to the unaudited pro forma condensed combined income statements

F.	This adjustment represents the elimination of Ferrara Bros. Building Materials non-acquired segment.

G.
This adjustment reflects the reversal of pension expense of $0.2 million and $0.8 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, relating to Ferrara Bros. Building Materials' defined benefit plan that was not acquired by U.S. Concrete.

H.
This adjustment reflects the reversal of legal and professional fees incurred by U.S. Concrete related to the acquisition of less than $0.1 million during the three months ended March 31, 2015 and $0.3 million during the year ended December 31, 2014. This adjustment also reflects the reversal of legal and professional fees incurred by Ferrara Bros. Building Materials related to the acquisition of less than $0.1 million during the three months ended March 31, 2015.

I.
This adjustment reflects the reversal of depreciation and amortization expense related to Ferrara Bros. Building Materials property, plant and equipment. Depreciation and amortization expense on acquired tangible and intangible assets has not been included in the pro forma results as the fair value of the acquired tangible and intangible assets is still being determined.

J.
This adjustment reflects the reversal of interest expense of $0.1 million and $0.2 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, relating to Ferrara Bros. Building Materials' debt that was repaid on the acquisition date.

K.
This adjustment represents interest expense on borrowings under U.S. Concrete's revolving credit facility as if the borrowings occurred on January 1, 2014. The interest rate used to calculate the pro forma interest expense on these borrowings was 2.39%.

L.
This adjustment reflects the reversal of Ferrara Bros. Building Materials' gain on marketable securities for the year ended December 31, 2014 as U.S. Concrete had no marketable securities during the year ended December 31, 2014.

M.
This adjustment reflects the reversal of net loss attributable to noncontrolling interest of less than $0.1 million and $0.5 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, relating to Ferrara Bros. Building Materials variable interest in 160 East 22nd Terminal LLC which is now a wholly owned subsidiary of U.S. Concrete.

N.
This adjustment represents the 442,225 shares of the Company's common stock issued by U.S. Concrete to the former owners of Ferrara Bros. Building Materials as part of the purchase consideration. The issuance of the shares of common stock is assumed to have occurred as of January 1, 2014 and been outstanding for the entire period.